Contact:	Randy Giles
Chief Financial Officer
(301) 581-5687

Drew Asher
SVP, Corporate Finance
(301) 581-5717

Coventry Health Care Reports Third Quarter Earnings

BETHESDA, Md. (October 28, 2011) - Coventry Health Care, Inc. (NYSE: CVH) today reported consolidated operating results for the quarter ended September 30, 2011.  Operating revenues totaled $3.0 billion for the quarter with net earnings of $122.7 million, or earnings per diluted share (EPS) of $0.84. These results include EPS of $0.02 from the Medicare Advantage Private Fee-for-Service (MA-PFFS) product.

For the nine months ended September 30, 2011, total operating revenues were $9.1 billion with net earnings of $457.4 million, or $3.09 EPS.  These results include EPS of $0.13 from the MA-PFFS product and EPS of $0.68 related to the definitive settlement agreement associated with the provider class action litigation in Louisiana which was approved by the court during the second quarter. Excluding the impact of MA-PFFS results(1) and the provider class action litigation adjustment(2), adjusted net earnings were $337.4 million, or $2.28 EPS.

“I am pleased with the progress the Company has made and the performance of the businesses, such that we can increase 2011 full year guidance for the third time this year,” said Allen F. Wise, chairman and chief executive officer of Coventry.  “More importantly, I am optimistic about the growth opportunities for our Company. Recent examples include the pending Family Health Partners acquisition, the Kentucky Medicaid contract, and our new preferred network Part D product which was approved for 2012.”

Consolidated Highlights
•	Announced an agreement to acquire the business of Family Health Partners, a Medicaid health plan with approximately 155,000 members in Kansas and 55,000 members in Missouri
•	Awarded approximately 200,000 Medicaid members in Kentucky for a November 1, 2011 contract start date
•	Commercial risk membership of 1,636,000, an increase of 103,000 members, or 7%, from the prior year quarter
•	Commercial ASO membership of 710,000, an increase of 21,000 members sequentially
•	Selling, general, and administrative expense (SG&A) as a percentage of total revenue declined by 40 basis points from the prior year quarter
•	Approximately $1.15 billion of deployable free cash at the parent at September 30, 2011, net of cash required for the Family Health Partners transaction
•	Repurchased 4.3 million shares for $127.5 million during the third quarter
o	Total year-to-date share repurchase of 7.4 million shares for $227.7 million

Selected Third Quarter 2011 Highlights

•
Health Plan Commercial Risk. As of September 30, 2011, health plan commercial risk membership was 1,636,000, an increase of 103,000 members from the prior year quarter and a decrease of 12,000 members sequentially as expected due to a portion of the State of Illinois account moving to ASO.  The health plan commercial group risk medical loss ratio (MLR) was 82.5% in the quarter and 81.3% year-to-date.

•
Medicare Advantage. As of September 30, 2011, Medicare Advantage Coordinated Care Plan (MA-CCP) membership was 220,000, an increase of 27,000 members from the prior year quarter.  The MA-CCP MLR was 82.0% in the quarter and 83.0% year-to-date.  During the third quarter, the run-out of the MA-PFFS product line contributed $0.02 EPS and has now contributed $0.13 EPS year-to-date. As previously announced, the Company did not renew this product line effective January 1, 2010.

•
Medicare Part D. As of September 30, 2011, Medicare Part D membership was 1,148,000, approximately flat to the prior quarter.  The Medicare Part D MLR was 76.8% in the quarter, a decrease of 220 basis points from the prior year quarter.  The Medicare Part D MLR was 88.0% year-to-date, a decrease of 120 basis points from the prior year-to-date.

•	Medicaid. As of September 30, 2011, Medicaid membership was 467,000, an increase of 5,000 members from the prior year quarter. The Medicaid MLR was 88.1% in the quarter and 87.0% year-to-date.

2011 Full Year Guidance
•	Risk revenue of $10.90 billion to $10.98 billion
•	Management services revenue of $1.180 billion to $1.195 billion
•	Consolidated revenue of $12.080 billion to $12.175 billion
•	Consolidated MLR of 82.0% to 82.4%
•	Cost of sales expense of $277.0 million to $281.0 million
•	SG&A of $2.01 billion to $2.03 billion
•	Settlement of provider class action of $159.3 million, or $0.68 EPS
•	Depreciation and amortization expense of $135.0 million to $137.0 million
•	Other income of $83.0 million to $85.0 million
•	Interest expense of $98.0 million to $99.0 million
•	Tax rate of 35.5% to 36.5%
•	Diluted share count of 146.5 million to 147.5 million
•	GAAP EPS of $3.63 to $3.68
o	$2.95 to $3.00 EPS, excluding the $0.68 litigation adjustment(2)

2011 GUIDANCE PROGRESSION TABLE

	Current Guidance	Previous Guidance
EPS from core businesses	$2.82 - $2.87	$2.69 - $2.84
Impact from non-recurring MA-PFFS(1)	$0.13	$0.11
EPS range including MA-PFFS	$2.95 - $3.00	$2.80 - $2.95
Impact from Q2 2011 litigation adjustment(2)	$0.68	$0.68
GAAP EPS range	$3.63 - $3.68	$3.48 - $3.63

Mr. Allen F. Wise, chairman and chief executive officer of Coventry, will host a conference call at 8:30 a.m. ET on Friday, October 28, 2011.  To listen to the call, dial toll-free at 888-208-1812 or, for international callers, 719-457-2713. Callers will be asked to identify themselves and their affiliations.  The conference call will also be webcast from Coventry’s Investor Relations site at www.coventryhealthcare.com.  Coventry asks participants on both the call and webcast to review and be familiar with its filings with the Securities and Exchange Commission.  A replay of the call will be available for one week at (888) 203-1112 or, for international callers, (719) 457-0820. The access code is 9406396.

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are defined as statements that are not historical facts and include those statements relating to future events or future financial performance, including the guidance herein. Actual performance may be significantly impacted by certain risks and uncertainties including those described in Coventry’s Annual Report on Form 10-K for the year ended December 31, 2010, and Coventry’s subsequent filings with the Securities and Exchange Commission.  Among the factors that may materially affect Coventry’s business, operations or financial condition are the ability to accurately estimate and control future health care costs; the ability to increase premiums to offset increases in the Company’s health care costs; general economic conditions and disruptions in the financial markets; changes in laws or regulations or government investigations; potential state guaranty fund assessments; changes in government funding and various other risks associated with our participation in Medicare and Medicaid programs; a reduction in the number of members in the Company’s health plans; the Company’s ability to acquire additional managed care businesses and the Company’s ability to successfully integrate acquired businesses into its operations; an ability to attract new members or to increase or maintain premium rates; the non-renewal or termination of the Company’s government contracts, or unsuccessful bids for business with government agencies; failure of the Company’s independent agents and brokers to continue to market its products to employers; a failure to obtain cost-effective agreements with a sufficient number of providers that could result in higher medical costs and a decrease in membership; negative publicity regarding the managed health care industry generally or the Company in particular; a failure to effectively protect, maintain, and develop our information technology systems; periodic reviews, audits and investigations under the Company’s contracts with federal and state government agencies; litigation, including litigation based on new or evolving legal theories; volatility in the Company’s stock price and trading volume; the Company’s indebtedness, which imposes certain restrictions on its business and operations; an inability to generate sufficient cash to service the Company’s indebtedness; a substantial amount of Coventry’s cash flow is generated by its regulated subsidiaries; the Company’s certificate of incorporation and bylaws and Delaware law, which could delay, discourage or prevent a change in control of the Company that its stockholders may consider favorable; and an impairment of the Company’s intangible assets.  Coventry undertakes no obligation to update or revise any forward-looking statements.

Coventry Health Care (www.coventryhealthcare.com) is a diversified national managed healthcare company based in Bethesda, Maryland, operating health plans, insurance companies, network rental and workers’ compensation services companies.  Coventry provides a full range of risk and fee-based managed care products and services to a broad cross section of individuals, employer and government-funded groups, government agencies, and other insurance carriers and administrators.

COVENTRY HEALTH CARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)
(unaudited)

	Quarters Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Operating revenues:
Managed care premiums	$2,680,044	$2,543,180	$8,172,974	$7,684,263
Management services	295,499	292,601	884,553	878,637
Total operating revenues	2,975,543	2,835,781	9,057,527	8,562,900

Operating expenses:
Medical costs	2,185,568	1,963,016	6,709,521	6,109,914
Cost of sales	71,511	64,638	209,603	187,900
Selling, general, and administrative	492,855	481,345	1,476,325	1,430,505
Provider class action	-	-	(159,300)	278,000
Depreciation and amortization	32,996	34,839	102,191	104,342
Total operating expenses	2,782,930	2,543,838	8,338,340	8,110,661

Operating earnings	192,613	291,943	719,187	452,239
Operating earnings percentage of total revenues	6.5%	10.3%	7.9%	5.3%

Interest expense	28,227	20,388	70,844	60,713
Other income, net	22,913	20,667	66,201	59,162

Earnings before income taxes	187,299	292,222	714,544	450,688

Provision for income taxes	64,618	102,277	257,135	162,398
Net earnings	$122,681	$189,945	$457,409	$288,290

Net earnings per share:
Basic earnings per share	$0.85	$1.30	$3.13	$1.98
Diluted earnings per share	$0.84	$1.29	$3.09	$1.96

Weighted average shares outstanding, basic	144,415	146,167	145,982	145,965
Weighted average shares outstanding, diluted	146,286	147,294	148,048	147,293

COVENTRY HEALTH CARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	September 30,	June 30,	December 31,
	2011	2011	2010
	(unaudited)	(unaudited)
Assets:

Current assets:
Cash and cash equivalents	$1,986,323	$1,645,616	$1,853,988
Restricted cash – litigation escrow	-	150,500	-
Short-term investments	222,631	254,166	16,849
Accounts receivable, net	257,720	264,846	276,694
Other receivables, net	496,631	588,653	515,882
Other current assets	262,903	268,389	371,528
Total current assets	3,226,208	3,172,170	3,034,941

Long-term investments	2,553,792	2,461,548	2,184,606
Property and equipment, net	262,432	260,462	262,282
Goodwill	2,559,605	2,552,348	2,550,570
Other intangible assets, net	383,582	399,641	431,886
Other long-term assets	38,277	37,824	31,300
Total assets	$9,023,896	$8,883,993	$8,495,585

Liabilities and Stockholders’ Equity:

Current liabilities:
Medical liabilities	$1,224,216	$1,278,647	$1,237,690
Accounts payable and accrued liabilities	637,245	702,973	942,226
Deferred revenue	398,756	158,185	103,082
Current portion of long-term debt	233,903	233,903	-
Total current liabilities	2,494,120	2,373,708	2,282,998

Long-term debt	1,584,578	1,584,456	1,599,396
Other long-term liabilities	432,603	431,007	414,025
Total liabilities	4,511,301	4,389,171	4,296,419

Stockholders’ equity	4,512,595	4,494,822	4,199,166

Total liabilities and stockholders’ equity	$9,023,896	$8,883,993	$8,495,585

COVENTRY HEALTH CARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(unaudited)

	Quarter Ended	Nine Months Ended
	September 30, 2011	September 30, 2011

Cash flows from operating activities:
Net earnings	$122,681	$457,409
Adjustments to earnings:
Depreciation and amortization	32,996	102,191
Amortization of stock compensation	11,449	29,964
Provider class action – release	---	(159,300)
Provider class action – deferred tax adjustment	---	58,145
Changes in assets and liabilities:
Provider class action – settlement	---	(150,500)
Accounts receivable, net	7,126	19,830
Medical liabilities	(56,723)	(16,019)
Accounts payable and other accrued liabilities	20,578	5,187
Deferred revenue	240,571	295,756
Other operating activities	105,556	28,077
Net cash flows from operating activities	484,234	670,740

Cash flows from investing activities:
Capital expenditures, net	(18,900)	(53,895)
Payments for investments, net of sales and maturities	(26,326)	(530,567)
Payments for acquisitions, net of cash acquired	(116)	(4,116)
Net cash flows from investing activities	(45,342)	(588,578)

Cash flows from financing activities:
Proceeds from issuance of stock	4,577	42,091
Payments for repurchase of stock	(102,781)	(209,605)
Proceeds from issuance of debt, net	(438)	589,867
Repayment of debt	---	(380,029)
Excess tax benefit from stock compensation	457	7,849
Net cash flows from financing activities	(98,185)	50,173

Net change in cash and cash equivalents for current period	340,707	132,335
Cash and cash equivalents at beginning of period	1,645,616	1,853,988
Cash and cash equivalents at end of period	$1,986,323	$1,986,323

Cash and Investments:
Cash and cash equivalents	$1,986,323	$1,986,323
Short-term investments	222,631	222,631
Long-term investments	2,553,792	2,553,792
Total cash and investments	$4,762,746	$4,762,746

COVENTRY HEALTH CARE, INC.
SELECTED OPERATING STATISTICS
 (Unaudited)

	Q3 2011	Q2 2011	Q1 2011	Total 2010	Q4 2010	Q3 2010
Membership by Product (000s)
Health Plan Commercial Risk	1,636	1,648	1,636		1,641	1,533
Health Plan Commercial ASO	710	689	688		698	636
Medicare Advantage CCP	220	219	219		224	193
Medicaid Risk	467	467	468		468	462
Health Plan Total	3,033	3,023	3,011		3,031	2,824

Other National ASO	376	379	383		459	462
Total Medical Membership	3,409	3,402	3,394		3,490	3,286

Medicare Part D	1,148	1,150	1,159		1,628	1,618

Total Membership	4,557	4,552	4,553		5,118	4,904

Revenues by Product Type (000s)
Commercial Risk	$1,497,133	$1,510,849	$1,491,099	$5,540,470	$1,475,773	$1,380,019
Commercial Management Services	79,615	74,016	77,842	327,084	81,861	79,869
Medicare Advantage	591,051	601,240	591,242	2,114,205	579,329	522,202
Medicaid Risk	316,255	305,788	311,066	1,133,353	312,359	286,762
Total Health Plan and Medical Services Businesses	2,484,054	2,491,893	2,471,249	9,115,112	2,449,322	2,268,852

Medicare Part D	271,947	316,196	358,445	1,604,198	357,941	348,784
Other Premiums	26,341	26,709	26,415	100,130	24,770	25,054
Other Management Services	218,393	223,892	218,141	856,072	215,279	215,185
Total Specialized Managed Care Businesses	516,681	566,797	603,001	2,560,400	597,990	589,023

Total Premiums	2,702,727	2,760,782	2,778,267	10,492,356	2,750,172	2,562,821
Total Management Services	298,008	297,908	295,983	1,183,156	297,140	295,054
Other/Eliminations	(25,192)	(25,644)	(25,312)	(87,596)	(22,296)	(22,094)
Total Revenue	$2,975,543	$3,033,046	$3,048,938	$11,587,916	$3,025,016	$2,835,781

Consolidated Coventry

Operating Income % of Revenues	6.5%	11.7%	5.6%	5.9%	7.8%	10.3%

SGA % of Revenues	16.6%	16.0%	16.4%	16.9%	17.6%	17.0%

Total Health Plan Medical Liabilities (000s)(3)	$1,088,989	$1,094,021	$1,087,137		$1,021,667	$952,810
Health Plan Days in Claims Payable (DCP) (3)	50.52	50.48	50.40		48.62	51.70

Total Debt (millions)	$1,818.5	$1,818.4	$1,599.5		$1,599.4	$1,599.3
Total Capital (millions)	$6,331.1	$6,313.2	$5,869.3		$5,798.6	$5,655.7
Debt to Capital	28.7%	28.8%	27.3%		27.6%	28.3%

COVENTRY HEALTH CARE, INC.
SELECTED REVENUE AND MEDICAL COST STATISTICS
 (Unaudited)

	Q3 2011	Q2 2011	Q1 2011	Total 2010	Q4 2010	Q3 2010
Revenue PMPM
Health Plan Commercial Group Risk	$321.43	$322.83	$320.97	$314.58	$316.34	$315.82
Medicare Advantage(4), (5)	$893.22	$909.10	$883.09	$876.67	$857.39	$899.89
Medicare Part D(6)	$94.10	$93.72	$90.86	$87.96	$85.74	$87.56
Medicaid	$226.39	$218.28	$221.16	$218.98	$223.54	$215.51

MLR%
Consolidated Total	81.5%	82.1%	82.6%	79.4%	79.0%	77.2%

Health Plan Commercial Group Risk	82.5%	81.1%	80.2%	79.2%	81.3%	76.8%
Medicare Advantage(5)	82.0%	82.9%	84.2%	82.0%	84.1%	77.0%
Medicare Part D	76.8%	88.8%	95.8%	83.7%	64.7%	79.0%
Medicaid	88.1%	86.9%	86.0%	85.7%	85.4%	89.0%

(1)
The Company did not renew the MA-PFFS product line effective January 1, 2010 and is in the process of paying claims liabilities related to prior dates of service.  The Company believes that disclosing adjusted earnings, which exclude the 2011 impact of the MA-PFFS results, provides a more meaningful measure of its operating results for comparison to future periods and previously announced guidance.

(2)
On May 31, 2011, the Company announced that it will record a non-recurring pre-tax adjustment to earnings in the second quarter of 2011 in the amount of $159.3 million, or $0.68 per diluted share related to such litigation.  The Company believes that disclosing adjusted earnings figures which exclude the impact of this litigation provides a more meaningful measure of its operating results for comparison to future periods and previously announced guidance.

(3)
“Total Health Plan Medical Liabilities” and “Health Plan Days in Claims Payable” are calculated consistent with prior disclosures to exclude MA-PFFS for all periods presented due to the Company’s non-renewal of this product line effective January 1, 2010.

(4)	Revenue PMPM excludes the impact of revenue ceded to external parties.

(5)	Beginning with Q1 2010, Medicare Advantage revenue and medical cost statistics represent the MA-CCP business only as the Company did not renew the MA-PFFS product line effective January 1, 2010.

(6)	Revenue PMPM excludes the impact of CMS risk-share premium adjustments and revenue ceded to external parties.